                                                       Exhibit 23(a)



                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------


The Board of Directors
C.H. Heist Corp.:


We consent to the use of our reports dated February 14, 1997, on the consolidated financial statements of C.H. Heist Corp. and subsidiaries as of December 29, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 29, 1996 and the related financial statement schedule incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


Buffalo, New York
April 28, 1997